EXHIBIT 1.2


                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of the 1st day of October, 2007, by and among GreenMan Technologies, Inc., a Delaware corporation (the "Buyer"), Welch Products, Inc., an Iowa corporation (the "Company"), the shareholders of the Company (each individually, a "Seller" and collectively, the "Sellers") who are parties hereto and listed on Exhibit A to this Agreement, Bruce A. Boland, as representative of the Sellers (the "Sellers' Representative"), and Dreher, Simpson and Jensen, P.C. (the "Escrow Agent").

      WHEREAS, the Buyer, the Company and the Sellers have entered into a Share Exchange Agreement dated as of October 1, 2007 (the "Exchange Agreement"), pursuant to which the Sellers are selling to the Buyer all of the shares of the Voting Common Stock, Type A, without par value, of the Company owned by them to the Buyer in exchange for the issuance by the Buyer of up to an aggregate of 8,000,000 shares (the "GreenMan Shares") of the Buyer's common stock, par value $0.01 per share (the "Buyer's Common Stock");

      WHEREAS, the Exchange Agreement contemplates the establishment of an escrow arrangement to secure rights to indemnification of the Buyer under the Exchange Agreement; and

      WHEREAS, pursuant to Section 7.1 of this Agreement, Bruce A. Boland has been irrevocably appointed to serve as the Sellers' Representative for, among other things, administration of the provisions of this Agreement and of Article VI of the Exchange Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and provisions set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                  DEFINED TERMS

      Section 1.1 Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Exchange Agreement.


                                   ARTICLE II

                           ESCROW AND INDEMNIFICATION

      Section 2.1 Shares Placed in Escrow. At the Closing, and in accordance with the Exchange Agreement, the Buyer shall issue and deliver to the transfer agent for the Buyer's Common Stock (the "Transfer Agent") irrevocable instructions to issue to the Escrow Agent a certificate representing 800,000

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GreenMan Shares (the "Escrow Shares"), such Shares to be held in escrow on behalf of the Sellers in accordance with this Agreement. Each Seller shall be deemed to be the beneficial owner of that number of Escrow Shares which is set forth opposite such Seller's name on Exhibit A hereto. Exhibit A may be amended from time to time pursuant to the terms of this Agreement. The Escrow Shares shall collectively constitute an escrow fund (the "Escrow Fund") with respect to the indemnification rights of Buyer under the Exchange Agreement. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

      Section 2.2 Voting of Escrow Shares. The Escrow Agent shall have no duty to exercise any voting rights with respect to the Escrow Shares unless and until it shall have been instructed in writing by one or more Sellers. In the event that one or more Sellers provides written instructions with respect to the voting of the Escrow Shares beneficially owned by such Seller(s) (as set forth on Exhibit A) with respect to any matter that may be submitted to a vote of the Buyer's stockholders, the Escrow Agent shall use its reasonable commercial efforts to vote the Escrow Shares beneficially owned by such Seller(s) in accordance with such written instructions.

      Section 2.3 Dividends, Etc.

            (a) Ordinary cash dividends, if any, paid to the Escrow Agent in respect of the Escrow Shares may, at the direction of the Sellers' Representative, be distributed to the respective Sellers in accordance with each Seller's percentage interest in the Escrow Fund as set forth on Exhibit A from time to time, free and clear of any rights of the Buyer created by this Agreement.

            (b) The parties agree that any shares of the Buyer's Common Stock or other property (other than ordinary cash dividends) distributable or issuable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares (including pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving the Buyer) shall not be distributed or issued to the beneficial owners of such Escrow Shares, but rather shall be distributed or issued to and held by the Escrow Agent in the Escrow Account as part of the Escrow Fund. Any securities or other property received by the Escrow Agent in respect of any Escrow Shares held in escrow as a result of any stock split or combination of shares of the Buyer's Common Stock, payment of a stock dividend or other stock distribution in or on shares of the Buyer's Common Stock, or change of the Buyer's Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Buyer, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, Escrow Shares.

      Section 2.4 Transferability. The interests of the Sellers in the Escrow Fund and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No assignment or transfer of any of such interests by operation of law shall be recognized or given effect until the Buyer and the Escrow Agent shall have received written notice of such assignment or transfer.


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      Section 2.5 Fractional Shares. No fractional shares of the Buyer's Common
Stock or other securities shall be retained in or released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Account, the Buyer and the Escrow Agent shall be permitted to "round down" or to follow such other rounding procedures as the Buyer reasonably determines to be appropriate in order to avoid retaining any fractional shares in the Escrow Account and in order to avoid releasing any fractional shares from the Escrow Account.

      Section 2.6 Trust Fund. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Seller or of any party hereto. The Escrow Agent shall hold and safeguard the Escrow Fund until the Warranty Termination Date; provided, however, that if the Escrow Agent has received from the Buyer a Claim Notice (as such term is defined below) setting forth a claim that has not been resolved by the Warranty Termination Date, then the Escrow Agent shall hold and safeguard the Escrow Fund until the claim has been resolved and the Escrow Fund has been released in accordance with this Agreement.


                                   ARTICLE III

                        ADMINISTRATION OF ESCROW ACCOUNT

      Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

      Section 3.1 Claim Notice. If the Buyer has or claims to have incurred or suffered damages for which it is or may be entitled to indemnification under
Section 6.1, 6.2 or 6.3 of the Exchange Agreement, the Buyer may, on or prior to the first anniversary of the Closing Date (the "Warranty Termination Date"), deliver a claim notice (a "Claim Notice") to the Sellers' Representative and to the Escrow Agent. Each Claim Notice shall (a) allege the existence of an inaccuracy in or breach of a representation, warranty or covenant contained in the Exchange Agreement, (b) contain a brief description of the circumstances supporting the Buyer's belief that there is or has been such an inaccuracy or breach, and (c) to the extent possible, contain a good faith, non-binding, preliminary estimate of the amount of the damages the Buyer claims to have so incurred or suffered (the "Claimed Amount").

      Section 3.2 Response Notice. Within 30 days after receipt by the Sellers' Representative of a Claim Notice, the Sellers' Representative may deliver to the Buyer and to the Escrow Agent a written response (the "Response Notice") in which the Sellers' Representative either: (a) agrees that Escrow Shares (or other property held in the Escrow Account) collectively having a "Stipulated Value" (as defined below) equal to the full Claimed Amount may be released from the Escrow Account to the Buyer; (b) agrees that Escrow Shares (or other


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property held in the Escrow Account) collectively having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Buyer; or (c) indicates that no part of the Escrow Fund may be released from the Escrow Account to the Buyer in respect of the Claimed Amount. Any part of the Claimed Amount that is not agreed to be released to the Buyer pursuant to the Response Notice shall be the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 30-day period, then the Sellers' Representative shall be conclusively deemed to have agreed that Escrow Shares (or other property held in the Escrow Account) collectively having a Stipulated Value equal to the full Claimed Amount may be released to the Buyer from the Escrow Account.

      Section 3.3 Release of Shares. If the Sellers' Representative delivers a Response Notice agreeing that Escrow Shares (or other property held in the Escrow Account) collectively having a Stipulated Value equal to the full Claimed Amount may be released from the Escrow Account to the Buyer, or if the Sellers' Representative does not deliver a Response Notice on a timely basis in accordance with Section 3.2, the Escrow Agent shall within ten business days following the receipt of such Response Notice (or, if the Escrow Agent has not received a Response Notice, within ten business days following the expiration of the 30-day period referred to in Section 3.2), deliver to the Buyer such Escrow Shares (or other property). Such payment shall be deemed to be made in full satisfaction of the claim described in such Claim Notice.

      Section 3.4 Partial Release. If the Sellers' Representative delivers a Response Notice agreeing that Escrow Shares (or other property held in the Escrow Account) collectively having a Stipulated Value equal to less than the full Claimed Amount may be released from the Escrow Account to the Buyer, the Escrow Agent shall, within ten business days following the receipt of such Response Notice, deliver to the Buyer Escrow Shares (or other property held in the Escrow Account) collectively having a Stipulated Value equal to the Agreed Amount. Such payment shall not be deemed to be made in full satisfaction of the claim described in such Claim Notice, but shall count toward the satisfaction of the claim described in such Claim Notice.

      Section 3.5 Contested Amounts. If the Sellers' Representative delivers a Response Notice indicating that there is a Contested Amount, the Sellers' Representative and the Buyer shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Buyer and the Sellers' Representative resolve such dispute, such resolution shall be binding on all of the Sellers and the Buyer and a settlement agreement shall be signed by the Buyer and the Sellers' Representative and sent to the Escrow Agent, which shall, upon receipt thereof, if applicable, release Escrow Shares (or other property held in the Escrow Account) from the Escrow Account in accordance with such agreement. Unless and until the Escrow Agent shall receive written notice that any such dispute has been resolved by the Buyer and the Sellers' Representative, the Escrow Agent may assume without inquiry that such dispute has not been resolved.

      Section 3.6 Arbitration. If the Sellers' Representative and the Buyer are unable to resolve the dispute relating to any Contested Amount within 60 days after the delivery of the Claim Notice (the "Initial Resolution Period"), then the claim described in the Claim Notice shall be settled by binding arbitration in accordance with the provisions of Section 7.5 of the Exchange Agreement.


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Arbitration will be conducted by a single arbitrator, mutually selected by the
Buyer and the Sellers' Representative; provided, however, that if the Buyer and the Sellers' Representative fail to mutually select an arbitrator within ten business days following the expiration of the Initial Resolution Period, then arbitration will be conducted by three arbitrators: one selected by the Buyer; one selected by the Sellers' Representative; and the third selected by the first two arbitrators. If the Buyer or the Sellers' Representative fails to select an arbitrator within 10 business days following the expiration of the Initial Resolution Period, then the other shall be entitled to select the second arbitrator. The decision of the arbitrator(s) shall relate solely: (a) to whether the Buyer is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Buyer is entitled to recover; and (b) to the determination of the non-prevailing party as provided below. The final decision of the arbitrator(s) shall be furnished to the Sellers' Representative, the Buyer and the Escrow Agent in writing and shall constitute a conclusive determination of the issue(s) in question, binding upon the Sellers' Representative, the Sellers, the Buyer and the Escrow Agent and shall not be contested by any of them. The non-prevailing party in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable attorneys' fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses). For purposes of this Section 3.6, the non-prevailing party shall be determined solely by the arbitrator(s). Any amounts payable by the Sellers shall be paid out of Escrow Shares (or other property held in the Escrow Account) pursuant to the written decision of the arbitrator(s).

      Section 3.7 Release Following Resolution of Arbitration. The Escrow Agent shall release Escrow Shares (or other property held in the Escrow Account) from the Escrow Account in connection with any Contested Amount within ten business days after the delivery to it of: (a) a copy of a settlement agreement executed by the Buyer and the Sellers' Representative setting forth instructions to the Escrow Agent as to the number of Escrow Shares (or other property held in the Escrow Account), if any, to be released from the Escrow Account, with respect to such Contested Amount; or (b) a copy of the award of the arbitrator(s) referred to and as provided in Section 3.6 setting forth instructions to the Escrow Agent as to the number of Escrow Shares (or other property held in the Escrow Account), if any, to be released from the Escrow Account, with respect to such Contested Amount.

      Section 3.8 Pro Rata Reduction; Exceptions.

            (a) Any Escrow Shares released from the Escrow Account as a result of a Claim Notice with respect to a claim for indemnification under Section 6.2 of the Exchange Agreement shall be deemed to reduce the Escrow Shares pro rata with respect to each Seller in accordance with each Seller's percentage interest in the Escrow Fund as set forth on Exhibit A.

            (b) Any Escrow Shares released from the Escrow Account as a result of a Claim Notice with respect to a claim for indemnification under Section 6.1 of the Exchange Agreement shall be deemed to reduce the Escrow Shares beneficially owned by the particular Seller or Sellers from whom indemnification is sought, and shall not reduce the Escrow Shares beneficially owned by any other Seller.


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            (c) Any Escrow Shares released from the Escrow Account as a result of a Claim Notice with respect to a claim for indemnification under Section 6.3 of the Exchange Agreement shall be deemed to reduce the Escrow Shares beneficially owned by the PlayTribe Sellers pro rata with respect to each PlayTribe Seller in accordance with each PlayTribe Seller's percentage interest in the Escrow Fund as set forth on Exhibit A, and shall not reduce the Escrow Shares beneficially owned by any other Seller.

            (d) Upon each distribution of Escrow Shares pursuant to Section 3.8, the Buyer shall deliver to the Sellers' Representative and the Escrow Agent a revised version of Exhibit A, setting forth the new number of Escrow Shares held in the Escrow Fund, the new number of Escrow Shares beneficially owned by each Seller, and each Seller's new percentage interest in the Escrow Fund.


                                   ARTICLE IV

                            RELEASE OF ESCROW SHARES

      Section 4.1 Release Following Warranty Termination Date. Within 20 business days after the Warranty Termination Date, the Escrow Agent shall distribute or cause to be distributed to each of the Sellers at such Seller's address set forth on Exhibit A such Seller's pro-rata portion of the Escrow Shares (or other property held in the Escrow Account), if any, then held in escrow based on the percentage interests in the Escrow Fund set forth on Exhibit A (as revised from time to time pursuant to Section 3.8); provided, however, that if prior to the Warranty Termination Date, the Buyer has given a Claim Notice containing a claim that has not been resolved prior to the Warranty Termination Date in accordance with Article III, the Escrow Agent shall retain in the Escrow Account after the Warranty Termination Date Escrow Shares collectively having a Stipulated Value equal to 120% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims that have not then been resolved. The parties acknowledge that it is appropriate to retain more than 100% of the Claimed Amount in the Escrow Account in recognition of the fact that the Buyer may have underestimated the aggregate amount of the actual and potential damages arising from a particular breach or other matter.

      Section 4.2 Delivery to Transfer Agent.

            (a) Whenever a distribution of Escrow Shares is to be made from the Escrow Account, the Escrow Agent shall deliver to the Transfer Agent one or more stock certificates, representing collectively at least that number of Escrow Shares which is to be released, together with written instructions for the Transfer Agent to (i) register the appropriate numbers of Escrow Shares in the name(s) of the appropriate person(s) and to deliver the new certificate(s) to such person(s), and (ii) register the balance, if any, of the Escrow Shares represented by such surrendered certificates in the name of the Escrow Agent and to deliver the new certificate representing such balance to the Escrow Agent. For purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Escrow Shares to the person entitled to them when the Escrow Agent has


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delivered such certificate(s) to the Transfer Agent with the foregoing instructions. Distributions of Escrow Shares shall be made to Buyer or the Sellers, as appropriate, at the addresses set forth on Exhibit A. Whenever a distribution is to be made to the Sellers, pro rata distributions shall be made to each of them based on the percentage interests in the Escrow Fund and at their addresses set forth on Exhibit A (as revised from time to time pursuant to Section 3.8).

            (b) As of the date of this Agreement, the Transfer Agent is American Stock Transfer & Trust Company, Inc. and the mailing address of the Transfer Agent is 59 Maiden Lane, Plaza Level, New York, NY 10038. The Buyer will not change transfer agents without giving the Escrow Agent and the Sellers' Representative 30 days' prior written notice of such change.


                                    ARTICLE V

                        VALUATION OF ESCROW SHARES, ETC.

      Section 5.1 Stipulated Value. For purposes of this Agreement, and except as provided in Section 5.2, the "Stipulated Value" of the Escrow Shares shall be deemed to be $0.32 per Escrow Share, irrespective of the actual fair market value of such Escrow Shares. The Stipulated Value of any non-cash property (other than Escrow Shares) received by the Escrow Agent in exchange for Escrow Shares and held in the Escrow Account shall be equal to the Stipulated Value of the Escrow Shares for which such property was exchanged.

      Section 5.2 Stock Splits. All numbers contained in, and all calculations required to be made pursuant to, this Agreement with respect to the Escrow Shares shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by the Buyer after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of the Buyer's Common Stock or other property pursuant to Section 2.3. In the event of any such stock split or other similar occurrence, the Buyer shall deliver to the Sellers' Representative and the Escrow Agent a revised Exhibit A setting forth the new number of Escrow Shares held in the Escrow Fund, the new number of Escrow Shares beneficially owned by each Seller, and each Seller's new percentage interest in the Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional shares of the Buyer's Common Stock or other property pursuant to
Section 2.3, the Escrow Agent may assume without inquiry that no such stock or other property has been or is required to be issued with respect to Escrow Shares.


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                                   ARTICLE VI

                           CONCERNING THE ESCROW AGENT

      Section 6.1 Fees and Expenses.

            (a) The Escrow Agent will be entitled to reasonable compensation for its ordinary services under this Agreement, such services to be charged at hourly rates for its legal professionals not in excess of those hourly rates which it charged the Company prior to the execution of this Agreement. The Escrow Agent shall not be entitled to compensation or reimbursement for administrative services performed by secretaries or other non-lawyer personnel, but shall be entitled to reimbursement for reasonable and documented out-of-pocket expenses (not to exceed $500 in the aggregate without the prior consent of the Buyer) incurred in the performance of its duties hereunder. All such fees and expenses shall be paid by the Buyer.

            (b) In the event that the Escrow Agent renders any services jointly requested by the Buyer and the Sellers' Representative that are not provided for in this Agreement or there is any assignment of any interest in the subject matter of this escrow or modification of any interest, the Escrow Agent will be reasonably compensated for such extraordinary services (to be charged at its then-prevailing standard hourly rates for legal services), and will be reimbursed for all reasonable costs, third-party, unaffiliated attorneys' fees and expenses occasioned thereby, which compensation, costs, fees and expenses shall be paid by the party requesting such additional service or whose interest is assigned or modified.

      Section 6.2 Responsibility of the Escrow Agent.

            (a) If any party to this Agreement disagrees on anything connected with this escrow, (i) the Escrow Agent will not have to settle the matter, (ii) the Escrow Agent may wait for a settlement by appropriate legal proceedings or other means it may require, and in such event it will not be liable for interest or damages, and (iii) the Escrow Agent is entitled to hold the assets deposited in the Escrow Account pending settlement of the disagreement by any of the above means.

            (b) The Escrow Agent is to act as a depository agent only and is hereby relieved of any liability in connection with any representations made by the other parties hereto or any of their agents.

      Section 6.3 Limitation of Escrow Agent's Liability.

            (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document (other than the Exchange Agreement), and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or


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inaction except for its own gross negligence or willful misconduct. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

            (b) The Buyer, the Company, the Sellers and the Sellers' Representative hereby agree to indemnify the Escrow Agent and its shareholders, officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense arising under this Agreement, including, but not limited to reasonable attorneys fees and expenses, unless such loss, liability or expense is due to the gross negligence or willful misconduct on the part of the Escrow Agent. This right of indemnification shall survive the termination of this Agreement and the resignation of the Escrow Agent.

      Section 6.4 Acknowledgement and Waiver of Potential Conflict. The Buyer, the Company, the Sellers' Representative and the Sellers each acknowledge and agree that (a) the Escrow Agent has served as legal counsel to the Company and certain Sellers in connection with the negotiation and execution of the Exchange Agreement and the other agreements and documents executed in connection therewith and the transactions contemplated thereby; (b) the Escrow Agent may be deemed to have a conflict of interest in serving as Escrow Agent hereunder; and
(c) the Escrow Agent has agreed to serve as Escrow Agent hereunder at the mutual request of, and as an accommodation to, the Buyer, the Company, the Sellers' Representative and the Sellers. Accordingly, the Buyer, the Company, the Sellers' Representative and the Sellers each (i) irrevocably waive any such conflict, and any objection thereto, to the fullest extent of the law, and (ii) agree not to raise any objection to the existence of such conflict of interest in connection with the performance of this Escrow Agreement or any dispute among the parties with respect thereto.

      Section 6.5 Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the Buyer and the Sellers' Representative. Such resignation shall take effect not less than 30 days after such notice is given. In such event, the Buyer may appoint a successor Escrow Agent. If the Buyer fails to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent's written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from the Buyer as to the transfer of the Escrow Fund to a successor escrow agent.


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                                   ARTICLE VII

                     CONCERNING THE SELLERS' REPRESENTATIVE

      Section 7.1 Appointment of Sellers' Representative. The Sellers hereby approve the indemnification and escrow terms set forth in the Exchange Agreement and this Agreement and the appointment of Bruce A. Boland as the Sellers' Representative, to give and receive notices and communications, to authorize delivery to the Buyer of Escrow Shares or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Article III and comply with orders of courts and awards of arbitrator(s) with respect to claims of the Buyer hereunder, and to take all actions necessary or appropriate in the reasonable judgment of the Sellers' Representative for the accomplishment of the foregoing.

      Section 7.2 Limitation of Sellers' Representative's Liability.

            (a) The Sellers' Representative shall incur no liability with respect to any action taken by him or for any inaction on his part except for his own gross negligence or willful misconduct.

            (b) The Sellers hereby agree to indemnify the Sellers' Representative for, and hold him harmless against, any loss, liability or expense arising under this Agreement or otherwise, including, but not limited to reasonable attorneys fees and expenses, unless such loss, liability or expense is due to the gross negligence or willful misconduct on the part of the Sellers' Representative. This right of indemnification shall survive the termination of this Agreement.

      Section 7.3 Successor Sellers' Representatives. If the Sellers' Representative or any successor shall die, resign or become unable to act as the Sellers' Representative, a replacement (who shall be reasonably satisfactory to the Buyer) shall promptly be appointed by a writing signed by Sellers who hold a majority in interest of the Escrow Fund. The Buyer and the Escrow Agent shall be notified promptly in writing of such appointment. Unless and until the Buyer and the Escrow Agent shall have received written notice of the appointment of a successor Sellers' Representative, the Buyer and the Escrow Agent shall be entitled to rely on, and shall be fully protected relying on, the power and authority of the Sellers' Representative to act on behalf of the Sellers.


                                  ARTICLE VIII

                    GENERAL PROVISIONS; ADDITIONAL AGREEMENTS

      Section 8.1 Termination. This Agreement shall terminate on the Warranty Termination Date or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if


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the Escrow Agent has received from the Buyer a Claim Notice setting forth a claim that has not been resolved by the Termination Date, then this Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Fund released in accordance with this Agreement.

      Section 8.2 Notices. All notices, requests, demands, claims and other communications required or permitted to be given hereunder shall be in writing and shall be sent by (a) personal delivery (effective upon delivery), (b) facsimile (effective on the next day after transmission), (c) recognized overnight delivery (effective on the next day after delivery to the service) or
(d) registered or certified mail, return receipt requested and postage prepaid (effective on the third day after being so mailed), in each case addressed to the intended recipient as set forth below:

      If to the Buyer:

            GreenMan Technologies, Inc.
            7 Kimball Lane
            Lynnfield, Massachusetts 01940
            Attention: Mr. Charles E. Coppa
            Facsimile: (781) 224-0114

      With a copy (which shall not constitute notice) to:

            Morse, Barnes-Brown & Pendleton, P.C.
            Reservoir Place
            1601 Trapelo Road
            Waltham, Massachusetts 02451
            Attention: Carl F. Barnes
            Facsimile: (781) 622-5933

      If to the Sellers:

            To their respective addresses set forth on Exhibit A hereto.

      With a copy (which shall not constitute notice) to:

            Dreher, Simpson and Jensen, P.C.
            604 Locust Street
            Suite 222
            Des Moines, Iowa 50309
            Attention: John M. Bouslog
            Facsimile: (515) 288-7718


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      If to the Sellers' Representative:

            Bruce A. Boland
            3818 N.W. 92nd Place
            Polk City, Iowa 50226
            Facsimile: (515) 964-0996

      With a copy (which shall not constitute notice) to:

            Dreher, Simpson and Jensen, P.C.
            604 Locust Street
            Suite 222
            Des Moines, Iowa 50309
            Attention: John M. Bouslog
            Facsimile: (515) 288-7718

      If to the Escrow Agent:

            Dreher, Simpson and Jensen, P.C.
            604 Locust Street
            Suite 222
            Des Moines, Iowa 50309
            Attention: John M. Bouslog
            Facsimile: (515) 288-7718

Any party may change its address for receiving notices by giving written notice of such change to the other party in accordance with this Section 8.2.

      Section 8.3 Waiver of Jury Trial. If this Agreement is found to be not subject to arbitration, each party irrevocably agrees that all legal proceedings will be tried in a court of competent jurisdiction by a judge without a jury. Each party waives any right to a jury trial in any such proceeding and agrees to take, or not to take, such action as is appropriate to give effect to this provision.

      Section 8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one in the same instrument.

      Section 8.5 Amendment; Waiver. This Agreement may be amended, modified or supplemented by a writing signed by the parties against whom enforcement of any amendment is sought. Any party hereto may, by a written signed instrument, extend the time for or waive the performance of any of the obligations of any other party hereto or waive compliance by such other party with any of the covenants or conditions contained herein. Any amendment, modification, supplement or waiver executed and delivered by the Sellers' Representative shall be deemed to have been approved by and duly executed and delivered by all of the Sellers.

      Section 8.6 Entire Agreement. This Agreement, together with the Exchange Agreement, constitutes the entire agreement among the parties, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth or provided for in this Agreement relating to the subject matter hereof.

      Section 8.7 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Except as expressly set forth in this Agreement, no party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers' Representative; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      Section 8.8 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      Section 8.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

      Section 8.10 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

      Section 8.11 No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

      Section 8.12 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

      Section 8.13 Tax Reporting Information and Certification of Tax Identification Numbers.

            (a) The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Fund or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Sellers in accordance with their percentage interests in the Escrow Fund set forth on Exhibit A as it may be revised from time to time.

            (b) The Buyer and each of the Sellers agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and any other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the Code to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the Internal Revenue Service.

         [The remainder of this page has intentionally been left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first written above.


THE BUYER:

GREENMAN TECHNOLOGIES, INC.


By:   /s/ Lyle Jensen
      Lyle Jensen, President and C.E.O.


STATE OF IOWA, POLK COUNTY, SS:

      On this 1 day of October, 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Lyle Jensen, to be personally known, who being by me duly sworn, did say that he is the President and CEO of said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said Lyle Jensen as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

THE COMPANY:

WELCH PRODUCTS, INC.


By:   /s/ Bruce Boland
      Bruce A. Boland, President


STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Bruce A. Boland, to be personally known, who being by me duly sworn, did say that he is the President of said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said Bruce A. Boland as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

THE SELLERS' REPRESENTATIVE:


/s/ Bruce Boland
Bruce A. Boland


STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Bruce A. Boland, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

THE ESCROW AGENT:

DREHER, SIMPSON AND JENSEN, P.C.


By:  /s/ John Bouslog
     John M. Bouslog, Vice President


STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared John M. Bouslog, to be personally known, who being by me duly sworn, did say that he is the VP of said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said John M. Bouslog as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.


                               /s/ Sharon A. Twist
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

[Notarial Seal]

THE SELLERS:

FIRST CONTINENTAL FINANCIAL, L.L.C.


By:   /s/ Bruce A. Boland
      Bruce A. Boland, Manager


STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Bruce A. Boland, to be personally known, who being by me duly sworn, did say that he is the Manager of said limited liability company; that said instrument was signed on behalf of said limited liability company by authority of its Board of Directors; and that the said Bruce A. Boland as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company by it and by them voluntarily executed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

/s/ Howard Block
Howard Block

STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Howard Block, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

/s/ Sue Block
Sue Block

STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Sue Block, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that she has executed the same as her voluntary act and deed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

/s/ A. W. Bradley
Anthony Bradley

STATE OF IL,  CALHOUN COUNTY, SS:

      On this 27 day of Sept., 2007, before me, a Notary Public in and for the State of IL, personally appeared Anthony Bradley, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                               /s/ Carol Weishaar
                          NOTARY PUBLIC IN AND FOR THE
                                   STATE OF IL


[Notarial Seal]

/s/ William O Welch
William O. Welch

STATE OF IOWA, POLK COUNTY, SS:

      On this 25 day of September, 2007, before me, a Notary Public in and for the State of Iowa, personally appeared William O. Welch, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                 /s/ Abby Gripp
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

[Notarial Seal]

/s/ LaVern Holtorf
LaVern Holtorf

STATE OF IOWA, POLK COUNTY, SS:

      On this 1st day of Oct., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared LaVern Holtorf, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                             /s/ Allison E. Wallace
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA


[Notarial Seal]

MODERN BUILDERS, INC.


By:   /s/ Rick Stensland
      Rick Stensland, Its President

STATE OF IOWA, BREMER COUNTY, SS:

      On this 28th day of September, 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Rick Stensland, to be personally known, who being by me duly sworn, did say that he is the President of said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said Rick Stensland as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.


                                  /s/ Ann Spurr
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA


[Notarial Seal]

OLGLESBY CREATIVE GROUP, L.L.C.


By:   /s/ James A. Oglesby
      James A. Oglesby, Its President

STATE OF IOWA, POLK COUNTY, SS:

      On this 1st day of October, 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared James Oglesby, to be personally known, who being by me duly sworn, did say that he is the Manager of said limited liability company; that said instrument was signed on behalf of said company by authority of its Board of Directors; and that the said ___________________ as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said company by it and by them voluntarily executed.


                             /s/ Allison E. Wallace
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

[Notarial Seal]

BOLAND FAMILY, L.L.C.


By:   /s/ Bruce A. Boland
      Bruce A. Boland, Manager


STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Bruce A. Boland, to be personally known, who being by me duly sworn, did say that he is the Manager of said limited liability company; that said instrument was signed on behalf of said company by authority of its Board of Directors; and that the said Bruce A. Boland as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said company by it and by them voluntarily executed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

RTN INVESCO, L.C.


By:   /s/ Robert L. Ricks
      Robert L. Nicks, Its Manager


STATE OF MISSOURI, PUTNAM COUNTY, SS:

      On this 26th day of September, 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Robert L. Nicks, to be personally known, who being by me duly sworn, did say that he is the Manager of said limited liability company; that said instrument was signed on behalf of said company by authority of its Board of Directors; and that the said Robert L. Nicks as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said company by it and by them voluntarily executed.


                              /s/ Lori J. O'Reilly
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

TREVA J. NICKS TRUST:


By:  /s/ Treva J. Nicks
     Treva J. Nicks, Trustee

STATE OF MISSOURI, PUTNAM COUNTY, SS:

      On this 26th day of September, 2007, before me, a Notary Public in and for the State of Missouri, personally appeared Treva J. Nicks, to me known to be known to be the identical person named in and who executed the foregoing instrument, and acknowledged that the person, as the fiduciary, executed the instrument as the voluntary act and deed of the person and of the fiduciary.


                              /s/ Lori J. O'Reilly
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

/s/ Larry Kriegh
Larry Kriegh

STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of September, 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Larry Kriegh, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                 /s/ Margo Bosch
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

[Notarial Seal]

BRUCE A. BOLAND TRUST:


By:   /s/ Bruce Boland
      Bruce A. Boland, Trustee

STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Bruce A. Boland, to me known to be known to be the identical person named in and who executed the foregoing instrument, and acknowledged that the person, as the fiduciary, executed the instrument as the voluntary act and deed of the person and of the fiduciary.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

THERESA M.E. BOLAND TRUST:


By: /s/ Theresa M.E. Boland
      Theresa M.E. Boland, Trustee

STATE OF IOWA, POLK COUNTY, SS:

      On this 28th day of September, 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Theresa M.E. Boland, to me known to be known to be the identical person named in and who executed the foregoing instrument, and acknowledged that the person, as the fiduciary, executed the instrument as the voluntary act and deed of the person and of the fiduciary.


                              /s/ Michael Thibodeau
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

[Notarial Seal]

QTIP TRUST B OF THE
BROWN FAMILY TRUST DATED
APRIL 5, 1999:


By:   /s/ Marjorie M. Brown
      Marjorie M. Brown, Trustee

STATE OF ARIZONA, MARICOPA COUNTY, SS:

      On this 27th day of September, 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Marjorie M. Brown, to me known to be known to be the identical person named in and who executed the foregoing instrument, and acknowledged that the person, as the fiduciary, executed the instrument as the voluntary act and deed of the person and of the fiduciary.


                            /s/ Frances V. Rougemont
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF ARIZONA

[Notarial Seal]

/s/ Matthew C. DeBasio
Matthew C. DeBasio

STATE OF MISSOURI, JACKSON COUNTY, SS:

      On this 2nd day of October, 2007, before me, a Notary
Public in and for the State of Missouri, personally appeared Matthew C. DeBasio, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                /s/ Jo E. Hoglund
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI

[Notarial Seal]

/s/ Richard E. Bethay
Richard E. Bethay

STATE OF MISSOURI, JACKSON COUNTY, SS:

      On this 26th day of September, 2007, before me, a Notary Public in and for the State of MO, personally appeared Richard E. Bethay, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                              /s/ Brenda K. Hoffman
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI

[Notarial Seal]

/s/ Michael Cartwright
Michael Cartwright

STATE OF MO, JACKSON COUNTY, SS:

      On this 25th day of September, 2007, before me, a Notary Public in and for the State of MO, personally appeared Michael Cartwright, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                 /s/ Gayla Rose
                          NOTARY PUBLIC IN AND FOR THE
                                   STATE OF MO


[Notarial Seal]

/s/ James A. Polsinelli
James A. Polsinelli,
Successor Trustee of the
Thomas A. Cartwright Trust
dated April 30, 1991, as amended

STATE OF MISSOURI, JACKSON COUNTY, SS:

      On this 4th day of October, 2007, before me, a Notary Public in and for the State of Missouri, personally appeared James A. Polsinelli, Successor Trustee of the Thomas A. Cartwright Trust dated April 30, 1991, as amended, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                               /s/ Kim L. Ashurst
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

/s/ William F. Gremmels
William F. Gremmels

STATE OF KANSAS, JOHNSON COUNTY, SS:

      On this 25 day of Sept., 2007, before me, a Notary Public in and for the State of KS, personally appeared William F. Gremmels, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                              /s/ Sandra K. Ratliff
                          NOTARY PUBLIC IN AND FOR THE
                                   STATE OF KS


[Notarial Seal]

/s/ Steven R. Spencer
Steven R. Spencer

STATE OF MISSOURI, CLAY COUNTY, SS:

      On this 26th day of Sept., 2007, before me, a Notary Public in and for the State of Missouri, personally appeared Steven R. Spencer, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                             /s/ Paula R. Sweetwood
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

SPENCER FAMILY TRUST:


By:  /s/ Steven R. Spencer
     Steven R. Spencer, Trustee


STATE OF MISSOURI, CLAY COUNTY, SS:

      On this 26th day of Sept., 2007, before me, a Notary Public in and for the State of Missouri, personally appeared Steven R. Spencer, to me known to be known to be the identical person named in and who executed the foregoing instrument, and acknowledged that the person, as the fiduciary, executed the instrument as the voluntary act and deed of the person and of the fiduciary.


                             /s/ Paula R. Sweetwood
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

/s/ Timothy Mahoney
Timothy Mahoney

STATE OF ILLINOIS, MCHENRY COUNTY, SS:

      On this 27th day of September, 2007, before me, a Notary Public in and for the State of Illinois, personally appeared Timothy Mahoney, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                              /s/ Donald S. Crocket
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF ILLINOIS


[Notarial Seal]

/s/ John W. Brown
John W. Brown

STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared John W. Brown, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

/s/ Bruce A. Boland
Bruce A. Boland

STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Bruce A. Boland, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

ROBERT L. NICKS TRUST:


By:   /s/ Robert L. Nicks
      Robert L. Nicks, Trustee

STATE OF MISSOURI, PUTNAM COUNTY, SS:

      On this 26th day of September, 2007, before me, a Notary Public in and for the State of Missouri, personally appeared Robert L. Nicks, to me known to be known to be the identical person named in and who executed the foregoing instrument, and acknowledged that the person, as the fiduciary, executed the instrument as the voluntary act and deed of the person and of the fiduciary.


                              /s/ Lori J. O'Reilly
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

/s/ Johnnie Carpenter, Jr.
Johnnie Carpenter, Jr.

STATE OF IOWA, POLK COUNTY, SS:

      On this 26 day of September, 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Johnnie Carpenter, Jr., to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

/s/ Cecil William Truman, Jr.
Cecil William Truman, Jr.

                        STATE OF IOWA, POLK COUNTY, SS:

      On this 9/28/07 day of Sept., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Cecil William Truman, Jr., to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

/s/ Daniel P. Welch
Daniel P. Welch

STATE OF IOWA, POLK COUNTY, SS:

      On this 29 day of September, 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Daniel P. Welch, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                             /s/ Teresa M. Burriola
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA


[Notarial Seal]

QUEST CAPITAL ALLIANCE II, L.L.C.


By:   /s/ Steven W. Fox
      Steven W. Fox, General Manager


STATE OF MISSOURI, GREENE COUNTY, SS:

      On this 27th day of September, 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Steven W. Fox, to be personally known, who being by me duly sworn, did say that he is the General Manager of said limited liability company; that said instrument was signed on behalf of said limited liability company by authority of its Board of Directors; and that the said Steven W. Fox as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company by it and by them voluntarily executed.


                                /s/ Linda McHaney
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

/s/ Kwai Ying Kan
Kwai Ying Kan

STATE OF IOWA, POLK COUNTY, SS:

      On this ___________ day of ___________________, 2007, before me, a Notary
Public in and for the State of Iowa, personally appeared Kwai Ying Kan, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                   __________________________________________
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

/s/ Ernest E. Knight
Ernest E. Knight

STATE OF MISSOURI, ST. LOUIS COUNTY, SS:

      On this 27th day of September, 2007, before me, a Notary Public in and for the State of Missouri, personally appeared Ernest E. Knight, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                            /s/ Jessica L. Culbertson
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

/s/ Larry D. Moody
Larry D. Moody

STATE OF MISSOURI, TANEY COUNTY, SS:

      On this 28th day of September, 2007, before me, a Notary Public in and for the State of Missouri, personally appeared Larry D. Moody, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                               /s/ Donna Lassiter
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]